EXHIBIT 99
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                           CENTRAL VERMONT PUBLIC SERVICE CORPORATION
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                    1998 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
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1.     Definitions
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Various key terms used in this Plan are defined as follow:

1.1     "Board" - the Board of Directors of the Company.

1.2 "Code" - means the Internal Revenue Code of 1986 as amended from time to time, and regulations and rulings under the Code.

1.3     "Change in Control " - the occurrence of any of the following events:

     (i) a third person, including a "group" as such term is used in Section 13(d)(3) of The
Securities Exchange Act of 1934 (the "Exchange Act") becomes the beneficial owner, directly or indirectly, of 20% or more of the combined voting power of the Company's outstanding voting securities ordinarily having the right to vote for the election of directors of the Company;

     (ii) individuals who, as of the date of adoption of the Plan by the Board of Directors, constitute the members of the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least three-quarters of the Board of Directors, provided that any person becoming a director subsequent to the date of adoption of the Plan whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of the Plan, considered as though such person were a member of the Incumbent Board; or

     (iii) a third "person," as such terms is defined in the Public Utility Holding Company Act of
1935 (the "1935 Act"), either directly or indirectly, shall come to own, control or hold with power to vote 10% or more of the outstanding voting securities of the Company, if immediately subsequent to the acquisition of the Company's voting securities by such third person: (A) such third person shall be a "public utility holding company" within the meaning of the 1935 Act, whether or not exempt from registration thereunder, or (B) the Company shall be in danger of losing its exemption under the 1935 Act or shall otherwise be required to register under the 1935
Act.

1.4     "Common Stock" - shares of the Company's Common Stock, $6 Par Value.

1.5 "Company" - Central Vermont Public Service Corporation and its subsidiaries or any successor thereto.

1.6 "Disability" - means permanent and total disability as defined by the Company's benefits program for disability insurance program.

1.7 "Fair Market Value" - the average of the high and low quoted selling price for a share of
Common Stock as of any particular date as quoted in the Eastern Edition of the Wall Street
Journal or in a similarly readily available public source on such date
(or, if such date shall not be
a business day, then the next preceding day which shall be a business day); or if no sale takes place, then the average of the bid and asked prices on such date.

1.8 "Participant" - A person who at the time of reference is a member of the Board of Directors of the Company but who is not an officer or employee of the Company or any of its subsidiaries.
For purposes of this Plan, a Subsidiary shall be any corporation in which the Company has a direct or indirect ownership interest, including any corporation in which the Company acquires any such interest after the adoption of this Plan, but only if the Company owns or controls, directly or indirectly, stock possessing not less than 50% of the total combined voting power of all classes of stock in such corporation.

1.9 "Plan" - the Plan described herein and to be called the Central Vermont Public Service
Corporation 1998 Stock Option Plan for Non-employee Directors, as amended from time to time.

2.0 "Retirement" - attainment of the age 70 for members of the Board of Directors as defined in the By-laws of the Company.

2.1 "Stock Option" - an option to purchase shares of Common Stock of the Company granted to a Participant pursuant to the terms of the Plan.

2.     Purpose
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     The purpose of the Plan is to enhance the ability of the Company to attract and retain
individuals of high caliber to serve on the Board of Directors by facilitating the participation of such persons as stockholders in the future success and profitability of the Company.

3.     Shares Subject to the Plan
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3.1     The aggregate number of shares of Common Stock as to which Stock
Options may be
granted and delivered pursuant to the Plan shall not exceed 112,500 shares, subject, however, to adjustment pursuant to Section 6 below.

3.2 If any Stock Option granted under the Plan expires or terminates without having been exercised in full, the number of shares of Common Stock as to which the Stock Option has not been exercised shall be available for future grants within the limitation prescribed in subsection 3.1.

3.3 Shares of Common Stock delivered upon the exercise of a Stock Option shall consist of issued shares of Common Stock which were reacquired by the Company and held in Treasury, or if from time to time there is not a sufficient number of such shares, shares of authorized but unissued Common Stock.

4.     Grants of Stock Options
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4.1     On May 6, 1998, each Participant shall be granted an option to purchase 2,250 shares of Common Stock.

4.2 On the first business day after each of the 1999, 2000, 2001 and 2002 annual meetings of stockholders of the Company, each Participant shall be granted an option to purchase 2,250 shares of Common Stock.

4.3 The terms and provisions of each Stock Option granted under the Plan shall be evidenced by an appropriate agreement containing the terms and provisions of such option as set forth in the Plan.

5.     Option Price and Exercise of Stock Options
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5.1  Option Price
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5.1.1     The Option Price per share of Common Stock under each Stock
Option shall be equal to
the Fair Market Value of a share of Common Stock on the date the option is granted.

5.1.2 Payment of the Option Price upon full or partial exercise of an option, may be made in cash, or pursuant to the cashless exercise procedures described in subsection 5.1.3 or by the tender of shares of Common Stock owned for more than six months having an aggregate Fair
Market Value as of the exercise date equal to the Option Price of the Stock Option or portion thereof being exercised.

5.1.3 A Participant may elect to pay for the exercise of a Stock Option through the following cashless exercise procedures: The Participant shall notify the Corporate Secretary of his or her intent to exercise. Written instructions will then be prepared and delivered to the Company and the broker indicating the Participant's cashless election and instructing the Company to deliver to the broker the Common Stock issuable upon exercise. The exercise of the Participant's Stock
Options will be executed on the same day that the broker is able to sell the stock. The broker will then withhold from the proceeds of the sale and deliver to the Company an amount, in cash, equal to the option price. An additional amount for federal and state tax withholdings may also be withheld and delivered to the Company at the Participant's election.

5.1.4 A Participant may elect, upon exercise of a Stock Option, to have the Company satisfy federal and state income tax withholding requirements applicable to the exercise, by having the
Company retain from the shares deliverable to the Participant upon exercise that number of shares of Common Stock having a Fair Market Value equal to the amount of the withholding liability.

5.2     Option Period
-------------------------

5.2.1 Each Stock Option shall be exercisable in whole, or in part, at any time during the period beginning six months after the date of grant and ending five years after the date of grant. Each
Stock Option not otherwise presently exercisable pursuant to the preceding sentence shall become immediately exercisable in full upon a Change in Control.

5.2.2 In the event that the period for exercise of a Stock Option expires at a time when a limited trading period has been declared by the Corporate Secretary and is in effect, the period during which such option may be exercised shall be automatically extended for a period of thirty
(30) days following termination of such limited trading period by the Corporate Secretary. This provision shall not apply to any exercise of a Stock Option pursuant to
Section 5.3.1.

5.3     Exercise Rights Upon Ceasing To Be A Director
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5.3.1     In the event of a Participant's death or the cessation of services due to Disability or
Retirement at a time when he is entitled to exercise a Stock Option, then at any time within one year after such death or the cessation of services due to Disability or Retirement, such Stock
Option may be exercised in full or in part as to shares which the Participant was entitled to purchase at the time of any such termination or his death by the participant or his executor or administrator or other person to whom the Stock Option is transferred by will or the applicable laws of descent and distribution, but in no event may any Stock Option be exercised in such circumstances more than five years after the date of grant of such option.

5.3.2 In the event a Participant ceases to be a member of the Board of Directors at a time when he is entitled to exercise a Stock Option for any reason other than death, then at any time within three months after he ceases to be a member of the Board of Directors such Stock Option may be exercised in full or in part as to shares which the Participant was entitled to purchase at the date he ceased to be a member of the Board of Directors, but, except as otherwise provided in Section
5.2.2, no such Stock Option may be exercised more than five years after the date of grant of such option.


5.4     Nontransferability of Stock Options.
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Each Stock Option shall be nonassignable and nontransferable by the
Participant other than by
will or the laws of descent and distribution. Each Stock Option shall be exercisable during a
Participant's lifetime only by the Participant.

5.5     Effect of Exercise Of Options.
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The right of a Participant to exercise a Stock Option shall terminate to the extent that the Stock Option is exercised.

6.     Adjustment Upon Changes in the Common Stock
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     In the event of a stock dividend, stock split or other change in corporate structure or
capitalization affecting the Common Stock which becomes effective after the adoption of the
Plan by the Board of Directors, the Board of Directors shall make appropriate adjustments, designed to retain the same value to Participants, in:

     (i) the number and kind of shares of stock with respect to which Stock Options are thereafter granted hereunder;

     (ii) the number and kind of shares of stock remaining subject to each Stock Option outstanding at the time of such change; and

     (iii)  the Option Price.

     The Board of Director's determination shall be binding on all persons concerned. Subject to any required action by the stockholders, if the Company shall be the surviving corporation in any merger or consolidation (other than a merger or consolidation in which the Company survives but in which a majority of its outstanding shares are converted into securities of another corporation or are exchanged for the consideration), any Stock Option granted hereunder shall pertain and apply to the securities which a holder of the number of shares of stock of the
Company then subject to the Stock Option would have been entitled to receive, but a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation or in which a majority of its outstanding shares are so converted or exchanged shall cause every Stock Option hereunder to terminate; provided that if any such dissolution, liquidation, merger or consolidation is contemplated, the Company shall either arrange for any corporation succeeding to the business and assets of the Company to issue to the
Participants replacement Stock Options on such corporation's stock which will to the extent possible preserve the value of the outstanding Stock Options or shall make the outstanding Stock
Options fully exercisable at least 20 days before the effective date of any such dissolution, liquidation, merger or consolidation. The existence of the Plan shall not prevent any such change or other transaction, and no Participant shall have any right except as herein expressly set forth.

7.     Participant's Agreement
-----------------------------------

     If, at the time of the exercise of any Stock Option, in the opinion of counsel for the Company, it is necessary or desirable, in order to comply with any then applicable laws or regulations relating to the sale of securities, that the person exercising the Stock Option shall agree to hold any shares of Common Stock issued to the individual for investment and without any present intention to resell or distribute the same and that the person will dispose of such shares only in compliance with such laws and regulations, the person will, upon the request of the Company, execute and deliver to the Company a further agreement to such effect.

8.     Discontinuance, Amendment and Termination
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     The Board of Directors may from time to time or at any time amend the
Plan for the purpose
of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law or may at any time terminate the Plan as to any further grants of Stock Options, provided that any amendment which would effect a material increase in the maximum number of shares available under the Plan except as provided in
Section 6 must be approved by the affirmative vote of at least a majority of the shares of
Common Stock represented in person or by proxy at a meeting of stockholders:

     The provision of the Plan governing the matter referred to above, or matters relating to (i) the number of shares for which Stock Options may be granted, (ii) the exercise price of options, (iii) the timing of awards or (iv) the duration of option periods, may not be amended more than once every six (6) months, except for amendments required to comport with the Internal Revenue
Code, the Employee Retirement Income Security Act, or the rules thereunder.

9.     Effective Date
-----------------------

     The Plan shall be submitted to the stockholders of the Company for approval. Shares may not be delivered under the Plan unless and until such delivery is authorized by the Vermont Public
Service Board. Options may be granted hereunder prior to such approval and authorization but shall be contingent upon obtaining such approval and authorization. The stockholders of the
Company shall be deemed to have approved the Plan only if it is approved at a meeting of the stockholders duly held by vote taken in the manner required by the laws of the State of Vermont.

10.     Preemption By Applicable Laws and Regulations
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     Anything in the Plan to the contrary notwithstanding, if, at any time specified herein for the
making of any determination or the issue or other distribution of shares of Common Stock, any law, regulation or requirement of any governmental authority having jurisdiction in the premises shall require either the Company or the Participant (or the Participant's beneficiary thereof) to take any action in connection with any such determination or the shares then to be issued or distributed, the issue or distribution of such shares shall be deferred until such action shall have been taken.

11.     Miscellaneous
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11.1     No Right to Corporate Assets.
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Nothing contained in the Plan shall be construed as giving a Participant, the Participant's
beneficiaries, or any other person or entity an interest of any kind in any assets of the Company or any Subsidiary or creating a trust of any kind or a fiduciary relationship of any kind between the Company or any Subsidiary and any such person.

11.2     No Restriction on Corporate Action.
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Nothing contained in the Plan shall be construed to prevent the Company or any subsidiary from
taking any corporate action which is deemed by the Company or the Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse affect on the Plan or any Stock Option granted under the Plan. No Participant, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

11.3     Use of Proceeds.
-----------------------------

The proceeds received by the Company from the sale of Common Stock pursuant to Stock
Options will be used for the general purposes of the Company.

11.4     Non-assignability.
-------------------------------

 Neither a Participant nor a Participant's beneficiary shall have the power or right to sell, exchange, pledge, transfer, assign or otherwise encumber or dispose of such Participant's or beneficiary's interest in the Plan or in any Stock Option granted under the Plan; nor shall such interest be subject to seizure for the payment of Participant's or beneficiary's debts, judgments, alimony, or separate maintenance or be transferable by operation of law in the event of
Participant's or beneficiary's bankruptcy or insolvency.

     The Company's obligations under the Plan are not assignable or transferable except to a corporation which acquires all or substantially all of the assets of the Company or to any corporation into which the Company may be merged or consolidated.

11.5     No Fractional Shares.
------------------------------------

No Stock Option shall be exercised for a fractional share.

11.6     Governing Law; Construction.
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All rights and obligations under the Plan shall be governed by, and the
Plan shall be construed in
accordance with, the laws of the State of Vermont. Titles and headings to Sections herein are for purposes of reference only, and shall in no way limit, define or otherwise affect the meaning or interpretation of any provisions of the Plan.